Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Monaco Coach Corporation’s Annual Report on Form 10-K for the year ended December 30, 2006.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon

June 22, 2007